UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 30, 2009

BONDS.COM GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-51076	38-3649127
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1515 S. Federal Highway
Suite 212
Boca Raton, FL 33432

(Address of principal executive offices and Zip Code)

(561) 953-4353

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Secured Convertible Note and Warrant Purchase Agreement

On June 30, 2009, Bonds.com Group, Inc. (“we,” “us” or the “Company’) entered into a Secured Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) with one “accredited investor” (as such term is defined in Regulation D promulgated under the Securities Act of 1933, as amended (the “Securities Act”)).   Pursuant to the terms and conditions of the Purchase Agreement, we raised gross proceeds on June 30, 2009 of $25,000.

The Purchase Agreement contains customary representations and warranties by the Company and the investor.  Additionally, the investor has been granted certain “piggyback” registration rights to include the shares of our common stock issuable upon conversion of the Note (defined hereafter) and exercise of the Warrant (defined hereafter) in registration statements filed by us to register our securities.

Secured Convertible Promissory Note: Security Agreement

In connection with the Purchase Agreement, we issued one Secured Convertible Promissory Note to the investor in the aggregate principal amount of $25,000 (the “Note”).  The Note, for which the entire outstanding principal amount is due and payable on April 30, 2011 (the “Maturity Date”), accrues interest at a rate of 10% per annum.  Accrued but unpaid interest is payable, in full, upon the earlier of (1) the conversion of the Note, or (2) on the Maturity Date.

The holder of the Note has the right, at any time prior to the Maturity Date, to convert the principal and interest due and payable into shares of our common stock at a conversion price equal to the lesser of (1) $0.375 per share, subject to certain anti-dilution adjustments, or (2) the price paid for our common stock in any future sale of our securities, exclusive of certain excluded transactions.

The Note is secured by security interests granted by us, along with our affiliated companies, Bonds.com Holdings, Inc. and Insight Capital Management, LLC, to the investor in generally all of our assets (except for a subordinated security in the domain name “bonds.com”), pursuant to the terms and conditions of a separate Amended and Restated Security Agreement, dated April 30, 2009.  The Note also provides for certain events of default as are customary in this type of transaction.

Common Stock Warrant

In connection with the Purchase Agreement, on June 30, 2009, we also issued to the investor a Common Stock Warrant (the “Warrant”).  The Warrant, which may be exercised at any time through and until April 30, 2014, provides the holder with the right to purchase an aggregate of 16,667 shares of our common stock at an exercise price of $0.46875 per share, subject to certain anti-dilution adjustments.

Item 9.01	Financial Statements and Exhibits.

(d)           Exhibits

Exhibit	Description

10.1	Bonds.com Group, Inc. Secured Convertible Note and Warrant Purchase Agreement dated June 30, 2009

10.2	Form of Bonds.com Group, Inc. Secured Convertible Promissory Note

10.3	Form of Bonds.com Group, Inc. Common Stock Warrant

10.4	Bonds.com Group, Inc. Amended and Restated Security Agreement dated April 30, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:   July 7, 2009

BONDS.COM GROUP, INC.

By:	/s/ John J. Barry IV
John J. Barry IV
Chief Executive Officer